EXHIBIT 99.1

LBI Media Holdings, Inc. Reports Third Quarter 2007 Results

Third Quarter 2007 Net Revenues Increase 5.0% and Adjusted EBITDA Decreased 5.9%

Burbank, CA – November 14, 2007 – LBI Media Holdings, Inc. announced its financial results today for the three and nine months ended September 30, 2007.

Contact: Lenard Liberman

(818) 563-5722

Results for the Three Months Ended September 30, 2007

For the quarter ended September 30, 2007, net revenues increased by $1.4 million, or 5.0%, to $30.3 million, from $28.9 million for the same period in 2006. The increase was primarily attributable to increased advertising revenue from our Los Angeles and Dallas radio markets. In Dallas, this revenue growth was attributable to our existing radio station and the five radio stations we acquired in November 2006. Operating expenses increased by $4.7 million, or 27.3%, to $21.9 million for the three months ended September 30, 2007, from $17.2 million for the same period in 2006. This increase in operating expenses was attributable primarily to an increase in broadcast license impairment charges related to our newly acquired Dallas radio stations, as well as to increases in programming expenses and selling, general and administrative expenses attributable to increased in-house programming and additional expenses related to the radio stations we acquired in Dallas in November 2006 and local marketing agreement fees and start up costs for a radio station we acquired in the Riverside/San Bernardino market in September 2007. Adjusted EBITDA1 decreased by $0.9 million, or 5.9%, to $13.7 million for the three months ended September 30, 2007, as compared to $14.6 million for the same period in 2006. Our Adjusted EBITDA margin2 decreased to 45.2% in the third quarter of 2007 from 50.4% in the same period in 2006.

We recognized a net loss of $12.8 million for the three months ended September 30, 2007, as compared to net income of $3.8 million for the same period of 2006, a decrease of $16.6 million. This decrease was primarily attributable to a $1.8 million increase in impairment charges for our radio broadcast licenses, a $8.8 million one-time loss on the redemption of the 10 1/8% senior subordinated notes by our wholly owned subsidiary, LBI Media, Inc., in July 2007, and local marketing agreement fees and start up costs relating to a radio station we acquired in the Riverside/San Bernardino market in September 2007.

Radio division net revenues increased by $2.7 million, or 20.2%, to $16.5 million for the quarter ended September 30, 2007, from $13.8 million for the same quarter last year. Increases in revenue at our new and existing Dallas radio stations were augmented by an increase in revenues at our Los Angeles radio stations. Operating expenses for our radio division increased by $4.1 million, or 51.7%, to $12.2 million for the three months ended September 30, 2007, from $8.1 million for the same period in 2006. This increase in operating expenses is attributable primarily to an increase in broadcast license impairment charges related to our newly acquired Dallas radio stations, as well as to additional programming expenses and selling, general and administrative expenses related to radio stations we acquired in Dallas in November 2006 and local marketing

(1)	We define Adjusted EBITDA as net income (loss) plus income tax expense (benefit), gain (loss) on sale of property and equipment, gain (loss) on sale of investments, net interest expense, interest rate swap expense, impairment of broadcast licenses, and depreciation and amortization. Management considers this measure an important indicator of our liquidity relating to our operations because it eliminates the effects of certain noncash items and our capital structure. This measure should be considered in addition to, but not as a substitute for or superior to, other measures of liquidity and financial performance prepared in accordance with U.S. generally accepted accounting principles, such as cash flows from operating activities, operating income and net income. In addition, our definition of Adjusted EBITDA may differ from those of many companies reporting similarly named measures.

In determining our Adjusted EBITDA in past years, we treated deferred compensation expense (benefit) as a noncash item, because we had the option and the intention to pay such amounts in the common stock of our indirect parent after our indirect parent’s initial public offering. Our first payment became due in 2006 and we have made additional payments in 2007. We have determined that we can no longer meet the conditions necessary to pay the deferred compensation in stock. Accordingly, we have settled our deferred compensation amounts in cash. We have presented prior periods’ Adjusted EBITDA to conform to this current treatment. As a result, Adjusted EBITDA for prior periods may appear as a different amount from what we have reported in prior periods.

(2)	We define Adjusted EBITDA margin as Adjusted EBITDA divided by net revenues.

agreement fees and start up costs for a radio station we acquired in the Riverside/San Bernardino market in September 2007. Adjusted EBITDA increased by $0.9 million, or 11.9%, to $8.4 million for the three months ended September 30, 2007, as compared to Adjusted EBITDA of $7.5 million for the same period in 2006.

Television division net revenues decreased by $1.3 million, or 8.8%, to $13.8 million for the three months ended September 30, 2007, from $15.1 million for the same period in 2006. This decrease was primarily attributable to decreased advertising revenue in our California markets, partially offset by increased advertising revenues in our Texas markets. Operating expenses for our television division increased by $0.6 million, or 5.8%, to $9.7 million for the three months ended September 30, 2007, from $9.1 million for the same period in 2006. The increase was primarily due to increases in programming expenses related to the additional production of in-house programming. Adjusted EBITDA decreased by $1.7 million, or 25.0%, to $5.3 million for the quarter ended September 30, 2007, from $7.0 million for the same quarter last year.

Results for the Nine Months Ended September 30, 2007

Net revenues increased $7.6 million, or 9.4%, to $88.0 million, from $80.4 million for the nine months ended September 30, 2007 compared to the same period in 2006. The increase was primarily attributable to increased advertising revenue from our Dallas radio markets, which is comprised of our existing FM radio station and the five radio stations we acquired in November 2006. Operating expenses increased by $5.8 million, or 11.8%, to $54.9 million for the nine months ended September 30, 2007, from $49.1 million for the same period in 2006. This increase was primarily attributable to increases in selling, general and administrative expenses and programming expenses related to additional production of in-house television programs, as well as for the radio stations we acquired in Dallas in November 2006 and local marketing agreement fees and start up costs for a radio station we acquired in the Riverside/San Bernardino market in September 2007, and depreciation and amortization. The increases in operating expenses were partially offset by a decrease in deferred compensation expense. Adjusted EBITDA increased by $3.8 million, or 9.8%, to $42.9 million for the nine months ended September 30, 2007, as compared to $39.1 million for the same period in 2006. Our Adjusted EBITDA margin increased to 48.7% for the nine months ended September 30, 2007 from 48.6% in the same period in 2006.

We recognized a net loss of $53.8 million for the nine months ended September 30, 2007, as compared to net income of $8.0 million for the same period of 2006, a decrease of $61.8 million. This change was primarily attributable to a one-time non-cash charge of $46.9 million to adjust our deferred tax accounts in the first quarter of 2007 as a result of the sale of Class A common stock of our parent, Liberman Broadcasting, Inc., in March 2007, and a $8.8 million one-time loss on the redemption of LBI Media’s 10 1/8 % senior subordinated notes in July 2007.

Radio division net revenues increased by $8.1 million, or 21.6%, to $45.7 million for the nine months ended September 30, 2007, from $37.6 million for the nine months ended September 30, 2006. This increase was primarily attributable to revenue increases at our new and existing Dallas radio stations, augmented by an increase in revenues at our Los Angeles radio stations. Operating expenses for our radio division increased by $4.1 million, or 20.2%, to $24.2 million for the nine months ended September 30, 2007, from $20.1 million for the same period in 2006. This increase in operating expenses was attributable primarily to additional programming expenses and selling, general and administrative expenses related to the radio stations we acquired in Dallas in November 2006 and local marketing agreement fees and start up costs for a radio station we acquired in the Riverside/San Bernardino market in September 2007, as well as to broadcast license impairment charges for the Dallas radio stations we recently acquired. The increases in operating expenses were partially offset by a decrease in deferred compensation expense. Adjusted EBITDA for our radio division increased by $7.3 million, or 35.9%, to $27.8 million for the nine months ended September 30, 2007, as compared to $20.5 million for the same period in 2006.

Television division net revenues decreased by $0.5 million, or 1.3%, to $42.3 million for the nine months ended September 30, 2007, from $42.8 million for the same period in 2006. This decrease was attributable to decreased advertising revenue in our California markets, which were partially offset by increased advertising revenue in our Texas markets. Operating expenses for our television division increased by $1.7 million, or 6.0%, to $30.7 million for the nine months ended September 30, 2007, from $29.0 million for the same period in 2006. This increase was primarily attributable to increases in programming expenses related to additional production of in-house television programming and to increases in selling, general and administrative expenses, including a settlement reserve for certain legal matters. The increases in operating expenses were partially offset by a decrease in impairment charges for our television broadcast licenses that we recorded in the second quarter of 2006. Adjusted EBITDA for our television division decreased by $3.5 million, or 19.0% to $15.1 million for the nine months ended September 30, 2007, from $18.6 million for the same period in 2006.

Commenting on our results, Lenard Liberman, our Executive Vice President, said, “In the third quarter we closed our acquisition of KWIE-FM (now KRQB-FM) and we still look to complete our acquisition of KPNZ-TV in the fourth quarter. Our ratings across radio and television have remained strong and we remain optimistic that we will experience revenue growth in 2008 as a result of that performance.”

Information for Holders of LBI Media’s 8 1/2% Senior Subordinated Notes due 2017

Results for LBI Media, Inc.’s three and nine months ended September 30, 2007 will be posted on our website at www.lbimedia.com/investors. Holders and beneficial owners of LBI Media, Inc.’s 8 1/2% Senior Subordinated Notes due 2017 may access this information by contacting Lenard Liberman at (818) 563-5722 to receive a temporary username and password.

Third Quarter 2007 Conference Call

We will host a conference call to discuss our financial results for the third quarter of 2007 on Wednesday, November 14, 2007 at 5:00 PM Eastern Time. Interested parties may participate in the conference call by dialing (800) 896-8445 five minutes prior to the scheduled start time of the call and asking for the “LBI Media Holdings, Inc. Third Quarter 2007 Results Conference Call.” The conference call will be recorded and made available for replay through Monday, November 19. Investors may listen to the replay of the call by dialing (888) 203-1112 then entering the passcode 3114947.

About LBI Media Holdings, Inc.

We are one of the largest owners and operators of Spanish-language radio and television stations in the United States, based on revenues and number of stations. We own twenty-two radio stations and four television stations serving the Los Angeles, CA, Riverside/San Bernardino, CA, Houston, TX, Dallas-Ft. Worth, TX and San Diego, CA markets. We also own three television production facilities.

Forward Looking Statements

This news announcement contains certain forward-looking statements within the meaning of the U.S. securities laws. These statements are based upon current expectations and involve certain risks and uncertainties, including those related to the expected future operating performance of our radio stations, television stations and studio operations. Forward-looking statements include but are not limited to information preceded by, or that include the words, “believes”, “expects”, “prospects”, “pacings”, “anticipates”, “could”, “estimates”, “forecasts” or similar expressions. The reader should note that these statements may be impacted by several factors, including economic changes, regulatory changes, increased competition, the timing of announced acquisitions or station upgrades, changes in the broadcasting industry generally, and changes in interest rates. Accordingly, our actual performance and results may differ from those anticipated in the forward-looking statements. Please see our recent public filings for information about these and other risks that may affect us. We undertake no obligation to update or revise the information contained herein because of new information, future events or otherwise.

Results of Operations:

LBI MEDIA HOLDINGS, INC.

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
Net revenues	$30,323	$28,885	$87,983	$80,417
Operating expenses:
Program and technical, exclusive of deferred compensation expense of $0 and $21 for the three months ended September 30, 2007 and 2006, respectively, $0 and $6 for the nine months ended September 30, 2007 and 2006, respectively, depreciation and amortization, and impairment of broadcast licenses shown below	5,852	4,859	17,321	14,298
Promotional, exclusive of depreciation and amortization, and impairment of broadcast licenses shown below	938	826	2,046	1,664
Selling, general and administrative, exclusive of deferred compensation expense (benefit) of $0 and $105 for the three months ended September 30, 2007 and 2006, respectively, $(3,952) and $234 for the nine months ended September 30, 2007 and 2006, respectively, depreciation and amortization, and impairment of broadcast licenses shown below	9,831	8,512	29,700	25,165
Deferred compensation expense (benefit)	—	126	(3,952)	240
Depreciation and amortization	2,228	1,631	6,755	4,894
Impairment of broadcast licenses	3,046	1,244	3,046	2,844

Total operating expenses	21,895	17,198	54,916	49,105

Operating income	8,428	11,687	33,067	31,312
Loss on note redemption	(8,776)	—	(8,776)	—
Interest expense, net of amount capitalized	(10,212)	(7,885)	(27,862)	(23,190)
Interest rate swap expense	(1,713)	—	(586)	—
Interest and other income	659	32	764	91

Income (loss) before provision for income taxes	(11,614)	3,834	(3,393)	8,213
Provision for income taxes	(1,138)	(78)	(50,456)	(253)

Net income (loss)	$(12,752)	$3,756	$(53,849)	$7,960

Adjusted EBITDA (3)	$13,702	$14,562	$42,868	$39,050

Adjusted EBITDA Margin (4)	45.2%	50.4%	48.7%	48.6%

3	Refer to footnote (1) on Page 1.

4	Refer to footnote (2) on Page 1.

The table set forth below reconciles net cash provided by operating activities, calculated and presented in accordance with U.S. generally accepted accounting principles, to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(In thousands)
Net cash provided by operating activities	$(8,743)	$4,970	$(3,111)	$13,764
Add:
Income tax expense	1,138	78	50,456	253
Loss on redemption of the 10 1/8% senior subordinated notes, excluding the write off of $1,181 of unamortized deferred financing costs	7,595	—	7,595	—
Interest expense and other income, net	9,553	7,850	27,098	23,099
Less:
Amortization of deferred financing costs	(325)	(297)	(926)	(794)
Accretion on senior discount notes	(1,648)	(1,440)	(4,756)	(4,232)
Provision for doubtful accounts	(300)	(273)	(821)	(755)
Deferred compensation benefit (expense)	—	(125)	3,952	(240)
Changes in operating assets and liabilities:
Accounts receivable	475	1,160	3,101	4,413
Deferred compensation payment	3,003	—	4,377	—
Program rights	(133)	(198)	(455)	(622)
Amounts due from related parties	3	102	(12)	240
Prepaid expenses and other current assets	55	(261)	(139)	(317)
Employee advances	(2)	(115)	(10)	212
Accounts payable and accrued expenses	732	(429)	2,053	734
Accrued interest	3,332	3,699	4,715	3,517
Deferred taxes payable	(1,041)	—	(50,123)	—
Other assets and liabilities	8	(159)	(126)	(222)

Adjusted EBITDA	$13,702	$14,562	$42,868	$39,050

The following is a reconciliation of operating income to Adjusted EBITDA for our radio division:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(In thousands)
Radio division operating income	$4,306	$5,695	$21,457	$17,420
Depreciation and amortization	1,080	598	3,311	1,794
Impairment of broadcast licenses	3,046	1,244	3,046	1,244

Radio division Adjusted EBITDA	$8,432	$7,537	$27,814	$20,458

The following is a reconciliation of operating income to Adjusted EBITDA for our television division:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2007	2006	2007	2006
	(In thousands)
Television division operating income	$4,122	$5,992	$11,610	$13,892
Depreciation and amortization	1,148	1,033	3,444	3,100
Impairment of broadcast licenses	—	—	—	1,600

Television division Adjusted EBITDA	$5,270	$7,025	$15,054	$18,592

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